Exhibit 10.28

CONSENT AND ACKNOWLEDGMENT AND EIGHTH AMENDMENT TO LOAN

AGREEMENT

(WBCMT 2007-C33, Loan No. 069000011)

(84 Lumber)

THIS CONSENT AND ACKNOWLEDGMENT AGREEMENT AND EIGHTH AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is entered into as of this          day of                 , 2012 (the “Effective Date” or the “Offering Date”), by and among U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C33, having an address at c/o Wells Fargo Bank, N.A., Wells Fargo Commercial Mortgage Servicing, MAC D 1086-120, 550 S. Tryon Street, 14th Floor, Charlotte, NC 28202, Re: WBCMT 2007-C33, Loan No. 069000011 (“Lender”), SPIRIT SPE PORTFOLIO 2007-2, LLC, a Delaware limited liability company (“Borrower”), SPIRIT REALTY CAPITAL, INC. (f/k/a Spirit Finance Corporation), a Maryland corporation (“Existing Guarantor”), and SPIRIT REALTY, L.P., a Delaware limited partnership (“New Guarantor” and, together with Existing Guarantor, individually or collectively, as the context may require, “Guarantor”), each having an address at 14631 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85254.

RECITALS

A. Pursuant to that certain Loan Agreement (the “Original Loan Agreement”), dated as of April 27, 2007 (the “Loan Closing Date”), between Borrower and Barclays Capital Real Estate Inc., a Delaware corporation (“Original Lender”), Original Lender made a loan to Borrower in the original principal amount of One Hundred Fifty Million Seventeen Thousand Nine Hundred Forty Two and No/100 U.S. Dollars ($150,017,942.00) (the “Loan”). The Loan is evidenced by that certain Promissory Note (the “Original Note”), dated as of the Loan Closing Date, by Borrower in favor of Original Lender in the original principal amount of One Hundred Fifty Million Seventeen Thousand Nine Hundred Forty Two and No/100 U.S. Dollars ($150,017,942.00), which Original Note was split and replaced, pursuant to the terms of that certain Note Splitter and First Amendment to Loan Agreement and Other Loan Documents dated as of August 22, 2007 (the “Note Splitter Agreement”), by that certain Replacement Promissory Note (Note A-1) (the “A-Note”) and that certain Replacement Promissory Note (Note A-2) (the “B-Note”, together with the A-Note, individually or collectively sometimes referred to herein as the “Note”), each in the principal amount of Seventy Five Million Eight Thousand Nine Hundred Seventy One and No/100 U.S. Dollars ($75,008,971.00).

B. The Original Loan Agreement and other loan documents were further modified and amended by that certain Second Amendment to Loan Agreement and Other Loan Documents dated as of June 2, 2008 (the “Second Amendment”), that certain Third Amendment to Loan Agreement and Other Loan Documents dated as of June 11, 2008 (the “Third Amendment”), that certain Fourth Amendment to Loan Agreement and Other Loan Documents dated as of November 10, 2008 (the “Fourth Amendment”), that certain Fifth Amendment to Loan Agreement and Other Loan Documents dated as of November 30, 2009 (the “Fifth Amendment”), that certain Sixth Amendment to Loan Agreement and Other Loan Documents

dated as of October 14, 2010 (the “Sixth Amendment”), and that certain Seventh Amendment to Loan Agreement and other Loan Documents dated as of                              , 2012 (the “Seventh Amendment”). The Original Loan Agreement as modified by the Note Splitter Agreement, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and any subsequent amendments, modifications, consolidations, replacements or renewals thereof, are collectively referred to herein as the “Loan Agreement.”

C. Lender is the current holder of the A-Note, and LNR Partners, LLC, a Florida limited liability company (“Servicer”) is special servicer and services the Loan for and on behalf of Lender, as the holder of the A-Note and for and on behalf of the current holder of the B-Note.

D. The Loan is secured by, among other things, the Security Instrument encumbering the Property.

E. Existing Guarantor collectively owns, directly or indirectly, one hundred percent (100%) of the equity interests in Borrower.

F. Existing Guarantor and New Guarantor shall effectuate certain upper-tier restructuring and the merger of certain entities into New Guarantor in order to allow the current beneficial owners of Existing Guarantor to hold such interests in Existing Guarantor directly instead of through intervening entities and to consolidate the operations of Existing Guarantor (“Upper Tier Merger”) pursuant to the documents described on Exhibit A attached hereto.

G. Pursuant to that certain Contribution Agreement dated                              , 2012, (the “Contribution Agreement”), between Existing Guarantor and Spirit General OP Holdings, LLC, a Delaware limited liability company (“OP Holdings”), Existing Guarantor, as the sole member of Spirit Finance Acquisitions, LLC, a Delaware limited liability company (“SFA”), the sole member of Borrower, desires to contribute (the “Contribution”) to OP Holdings a portion of the limited liability company interests of SFA as more particularly set forth on Exhibit I to the Contribution Agreement (the “Contributed Interests”).

H. Immediately following the Contribution, SFA shall be converted (the “Conversion”) from a Delaware limited liability company to New Guarantor, a Delaware limited partnership, and OP Holdings shall become the general partner of New Guarantor and enter into an Agreement of Limited Partnership with Existing Guarantor, as special limited partner, and certain parties to be added at a subsequent time as additional limited partners.

I. Existing Guarantor desires to cause an equity offering (and potentially a concurrent private placement of up to $40 million to its current owners (the “Private Placement”)) of the common stock of Existing Guarantor in the gross amount of up to approximately $500 million (the “Offering”) in accordance with the terms of the Form S-11 Registration Statement filed with the Securities and Exchange Commission on March 15, 2012 under Registration No. 333-177904, as amended through the Offering Date (the “Form S-11”).

J. Existing Guarantor also desires to pay off (the “Term Loan B Payoff”) the Term Loan B (as such term is defined in the Form S-11) as described in the Form S-11, to convert Term Loan C (as such term is defined in the Form S-11) into public shares of Existing Guarantor in connection with the Offering (the “Term Loan C Conversion”) and to change its name to “Spirit Realty Capital, Inc.” (the “Name Change”).

K. Some or all of the Contribution, the Conversion, the Offering, the Term B Loan Payoff and/or the Term Loan C Conversion are prohibited by the terms of the Loan Documents (as defined below) without first obtaining Lender’s prior written consent.

L. Lender has agreed to consent to (i) Upper Tier Merger, (ii) the Contribution, (iii) the Conversion, (iv) the Offering, (v) the Term Loan B Payoff, (vi) the Term Loan C Conversion, (vii) the Name Change, and (viii) certain other matters set forth herein (collectively, the “Requested Actions”), under the terms and conditions hereof.

M. Upon consummation of the Requested Actions, Guarantor will directly and/or indirectly collectively own 100% of the equity interests in Borrower, and Guarantor will derive substantial benefit from the Requested Actions.

N. The Note, the Security Instrument, the Loan Agreement, the Loan Documents described in the Loan Agreement and all other documents executed by Borrower and/or others in connection with the Loan in effect and as amended prior to the date hereof are hereafter collectively referred to as the “Original Loan Documents.” The Original Loan Documents, as further amended by this Agreement, and any and all other documents executed in connection with this Agreement, all as same may be further modified, amended, restated, consolidated, renewed, or replaced are hereafter collectively referred to as the “Loan Documents.”

O. All capitalized terms used herein, but not defined herein, shall have the meanings given such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent to the Requested Actions. Subject to each of the terms and conditions set forth herein, Lender hereby consents to the Requested Actions. Furthermore, the parties hereto agree that Lender’s consent to the Requested Actions is a one time consent restricted to the Requested Actions, and such consent shall not otherwise constitute a consent, waiver or modification of any right, remedy or power of Lender under any of the Loan Documents or otherwise.

2. Representations and Warranties.

(a) Borrower Organizational Documents. Borrower represents and warrants to Lender that as of the Offering Date, the certificate of formation, the articles of organization, the limited liability company agreement, and any other organizational documents of Borrower delivered to Lender in connection with the making of the Loan have not been amended, modified or revoked since the Loan Closing Date, other than any such amendment or modification that was effectuated in accordance with the Loan Documents and is attached as an exhibit to the officer’s certificate delivered to Lender in connection with this

Agreement. There has not been and will be no change in the Independent Managers of Borrower in connection with the Requested Actions. The Independent Managers of Borrower continue to be Suzanne M. Hay and William Popeo. Borrower further represents and warrants to Lender that none of Borrower’s organizational documents will be amended, modified or revoked in connection with the Requested Actions.

(b) Execution, Delivery, Authority, No Violations. Each of Borrower and each Guarantor represents and warrants to Lender that as of the Offering Date: (i) it is or will be duly formed, validly existing and in good standing as a limited liability company, limited partnership, or corporation, as applicable, under the laws of the state of its formation, with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification; (ii) this Agreement and the other documents executed in connection with the Requested Actions by such entity have been duly executed and delivered and constitute the legal, valid and binding obligations of such entity, enforceable against such entity in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of the rules of equity; (iii) the execution and delivery of this Agreement and the other documents executed in connection herewith by such entity, and the performance of its respective obligations hereunder and thereunder, and the consummation of the Requested Actions contemplated hereunder, (A) have been duly authorized by all requisite organizational action on the part of such entity and will not violate any provision of any applicable legal requirements, decree, order, injunction or demand of any court or other governmental authority applicable to such entity or any organizational document of such entity and (B) do not require any consent, approval, authorization or order of any court, governmental authority or any other Person, other than for those which have already been obtained by such entity prior to the Offering Date; and (iv) except to the extent modified by this Agreement or as may have been previously modified by written agreement executed by Borrower and Lender or any predecessor of Lender, the terms of the Original Loan Documents remain unmodified and the respective obligations of Borrower and Guarantor under the Loan Documents remain in full force and effect in accordance with the terms and provisions thereof.

(c) Property Agreements. Each of Borrower and each Guarantor represents and warrants to Lender that as of the Offering Date except as listed on Schedule 1 attached hereto, no consent, approval or authorization to the Requested Actions or the execution and delivery of this Agreement and the other documents executed in connection herewith by such entity, and the performance of its respective obligations hereunder and thereunder, and the consummation of the Requested Actions contemplated hereunder is required pursuant to any material agreement of Borrower.

(d) Liens. Borrower has not received written notice, and has no actual knowledge of, any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property other than those not yet due and payable, the Permitted Encumbrances and any matters reflected on any title commitment, title report or title endorsement delivered to and accepted in writing by Lender in connection with this Agreement, nor has Borrower received written notice of a Lien or notice of intent to file a

Lien against all or any portion of the Property that is not expressly permitted under the Loan Documents. Borrower has not filed or caused to be filed or conducted any acts or omitted to perform any obligations which would cause others to have the right to file a Lien against all or any portion of the Property that is not expressly permitted under the Loan Documents.

(e) Condemnation Proceedings. Borrower has received no notice of any pending or, to the knowledge of Borrower, threatened condemnation proceedings or annexation proceedings affecting all or any portion of the Property, nor has Borrower entered into any agreements in connection with any such proceedings to convey any portion of the Property, or any rights thereto to any person or entity, including, without limitation, any government or governmental agency that is not permitted under the Loan Documents.

(f) Transfer of Interests. Except for the Requested Actions, Borrower has not pledged, sold, conveyed or otherwise encumbered or transferred except as may be expressly permitted in Loan Documents, and will not pledge, sell, convey or otherwise encumber or transfer all or any part of the direct or indirect interests in Borrower or the Property, without first having obtained or without obtaining the prior written consent of Lender except as expressly permitted in Loan Documents.

(g) Legal Proceedings. There are no pending or, to Borrower’s knowledge, threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Borrower or the Property, which have not been disclosed to Lender in writing and which, if adversely determined, would materially impair either the Property or Borrower’s ability to perform its covenants or obligations hereunder or under the Loan Documents.

(h) Compliance with Laws. To Borrower’s knowledge, Borrower, the Property and Borrower’s use thereof and operations thereat comply in all material respects with all applicable Legal Requirements.

(i) Original Loan Document Representations and Warranties. Borrower represents and warrants to Lender that the representations and warranties made by Borrower and set forth in the Loan Agreement or in any of the other Loan Documents (as qualified or excluded as set forth in Schedule 2 attached hereto) are true and correct in all material respects as if made by Borrower on and as of the Effective Date, except as to matters that relate to a specific date or time or that are expected by their nature to change or become inapplicable with the passage of time.

(j) Financial Statements. Each of Borrower and each Guarantor represents and warrants to Lender that the financial statements of Borrower and of each Guarantor, and any of their respective affiliates most recently delivered to Lender on or prior to the date hereof: (i) are true, correct and complete, in all material respects; (ii) accurately present the financial condition of such entities as of the date of such statements; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied or other accounting standards expressly approved by Lender in writing, except, in the case of financial statements other than annual audited financial statements, for the absence of footnotes and normal year-end adjustments. Borrower and each Guarantor further represent and warrant to Lender that, since the date of such financial statements, there has been no material adverse change in the financial condition of Borrower, of any Guarantor, or any of their affiliates.

(k) Information. Each of Borrower and each Guarantor represents and warrants to Lender that no information provided by or on behalf of Borrower or any Guarantor to Lender in connection with the Requested Actions, or the amendments herein, contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not misleading in any material respect.

(l) No Defaults. Borrower and each Guarantor represent and warrant to Lender that, as of the Offering Date, no Event of Default has occurred and remains uncured under any of the Original Loan Documents.

(m) Borrower Organizational Chart. Borrower represents and warrants to Lender that (i) the organizational chart attached hereto as Schedule 3 relating to Borrower, Existing Guarantor and the other named persons and/or entities therein is true, correct and complete immediately prior to the consummation of the Requested Actions, and (ii) the organizational chart attached hereto as Schedule 4 relating to Borrower, Guarantor and the other named persons and/or entities therein is true, correct and complete upon consummation of the Requested Actions.

(n) Requested Actions Documents. Borrower represents and warrants that it has delivered to Lender all material documents executed and/or delivered by Borrower, Existing Guarantor or New Guarantor in connection with the Requested Actions.

(o) No Material Adverse Effect. Each of Borrower and each Guarantor represents and warrants to Lender that the consummation of the Requested Actions will not, (i) adversely affect the use, possession, ownership or operation of the Property in any material way under or with respect to the Loan Documents, (ii) affect any right, privilege, benefit, liability or obligation of the owner of the Property under or with respect to the Loan Documents, or (iii) deprive Lender of any direct or indirect benefits of, or rights under, any of the Loan Documents except as expressly agreed to by Lender in writing.

(p) Financial Certification. None of Borrower, any Guarantor, or of any managing member, general partner or controlling stockholder of Borrower or of any Guarantor is currently a debtor in any bankruptcy, reorganization, insolvency or similar proceeding. As of the date hereof there is no material outstanding litigation affecting the Property or Borrower. None of Borrower or any Guarantor is presently insolvent, and the proposed Requested Actions will not render Borrower or any Guarantor insolvent.

(q) Required Repairs. Borrower has timely and fully completed the Required Repairs described in Section 7.1.1 of and Schedule II to the Loan Agreement, and has provided evidence of such completion to Lender or to any of Lender’s predecessors-in-interest.

(r) No Prohibited Persons or Embargoed Persons. Each of Borrower and each Guarantor represents and warrants, with respect to itself, to Lender that as of the date hereof none of Borrower or any Guarantor is a Prohibited Person (as hereinafter defined), and each of Borrower and each Guarantor, are and have been since their respective dates of formation in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury. Each of Borrower and each Guarantor represents and warrants, with respect to itself, to Lender that, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers or other conveyances permitted or consented to pursuant to the Loan Documents (including the Requested Actions), (i) none of the funds or other assets of Borrower or of any Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower (whether directly or indirectly) is prohibited by law or the Loan is in violation of law (any such person, entity or government, an “Embargoed Person”); (ii) no Embargoed Person has any interest of any nature whatsoever in Borrower or in any Guarantor with the result that the investment in Borrower or in any Guarantor (whether directly or indirectly) is prohibited by law or the Loan is in violation of law; and (iii) none of the funds of Borrower or of any Guarantor has been derived from any unlawful activity with the result that the investment in Borrower or in any Guarantor (whether directly or indirectly) is prohibited by law or the Loan is in violation of law. As used herein, the term “Prohibited Person” shall mean any person: (i) listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism; (ii) that is named as a “specifically designated national (“SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treasury.gov/ofac/downloads/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or that is named on any other governmental authority list issued after September 11, 2001; (iii) acting, directly or indirectly, in contravention of any and all money laundering and anti-terrorist legal requirements of the United States or any applicable foreign jurisdiction, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and those issued by the U.S. Office of Foreign Assets Control and the U.S. Department of Treasury, all as amended from time to time, or terrorist organizations or narcotics traffickers, including those persons that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, U.S. Office of Foreign Assets Control, U.S. Securities and Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, all as may be amended or superseded from time to time; or (iv) that is owned or controlled by, or acting for or on behalf of, any person described in clause (i), (ii) or (iii) above. The foregoing representations in this Section 2(r) shall be limited to the knowledge (and, with respect to clause (i), without investigation) of the party making such representation with respect to: (i) any holder of at least ten percent (10%) of the publicly traded shares of an entity based on applicable SEC filings (a “Ten Percent Holder”), (ii) the holders of limited partnership interests in any

“operating partnership” which holders are not controlled by any Guarantor, and (iii) joint venture partners which are not controlled by Guarantor. The foregoing representations in this Section 2(r) shall exclude interests in publicly traded companies other than Ten Percent Holders.

(s) Deliverables. Neither Borrower nor Existing Guarantor, nor anyone on behalf of Borrower or Existing Guarantor, has obtained any property condition reports or environmental assessments in connection with the Requested Actions

(t) Private Placement. The shares of common stock, if any, issued pursuant to the Private Placement have no greater value or voting or other rights than the shares issued to the public in the Offering.

(u) Credit Facility. On the Offering Date, New Guarantor has available cash or available funds from a revolving credit facility reasonably approved by Lender (the “Credit Facility”) of not less than $75 million and such Credit Facility is not secured by any direct or indirect interest in Borrower or the Property, other than as expressly permitted by the Loan Documents. All conditions that must have occurred or must be satisfied, prior to the funds under the Credit Facility being “available” have occurred or have been satisfied or waived by the applicable lender, but such funds have not in fact been disbursed to New Guarantor prior to the Offering Date. The Credit Facility is not secured by a lien on the property or any portion thereof or any direct or indirect interest in Borrower.

3. Conditions Precedent. The following are conditions precedent that must be satisfied on or prior to the consummation of the Requested Actions. If any of the conditions described in this Section 3 are not satisfied, this Agreement shall be null and void and be without any force or effect, except with respect to Borrower’s obligations to pay those costs and expenses set forth in Section 13 below (which shall be unconditional and survive notwithstanding termination of this Agreement due to failure to satisfy the conditions of this Section 3):

(a) The Offering Date shall occur prior to August 1, 2012 (the “Outside Offering Date”), provided, however, Lender shall not unreasonably withhold its consent to an extension of the Outside Offering Date to December 31, 2012, provided that (i) no Event of Default has occurred and is continuing, (ii) Borrower requests such extension in writing at least thirty (30) days prior to the Outside Offering Date, (iii) Borrower can provide satisfactory evidence to Lender, except to the extent Lender otherwise agrees in writing, that there have been no material or adverse changes to (A) to the financial condition of Existing Guarantor, (B) the financial condition of the tenants occupying the Property, (C) the Property or any portion thereof, or (D) the terms of the Offering as reflected in the Form S-11, and (iv) Lender obtains all third party consents required by Lender.

(b) Lender’s receipt of all of the costs and expenses set forth in Section 13 below;

(c) On or simultaneously with the Offering Date, Existing Guarantor shall receive funding proceeds of no less than $400 million (up to $40 million of which can be through the Private Placement), such that, upon the consummation of the

Requested Actions, the cash gross proceeds to Existing Guarantor from the sale of its publicly traded (or privately placed) common stock will be at least $400 million (satisfaction of this condition shall be evidenced by Lender’s receipt of a certificate and/or other evidence in form and substance reasonably approved by Lender confirming such minimum IPO (and private placement) raise of $400 million);

(d) On or simultaneously with the Offering Date, Lender shall have received satisfactory evidence that Term Loan B has been paid in full and the Term Loan C has been converted to publicly traded common stock in Existing Guarantor in accordance with and as described in the Form S-11 leaving Existing Guarantor and New Guarantor outstanding indebtedness for borrowed money in an amount not to exceed the maximum amount available under the Credit Facility;

(e) On or simultaneously with the Offering Date, New Guarantor shall have available cash or available funds from the Credit Facility of not less than $75 million. Funds under the Credit Facility will be deemed to be “available” at the close of business on the Offering Date only if funds are fully available to be disbursed and lent to New Guarantor pursuant to the terms of the Credit Facility, with all conditions that must have occurred or must be satisfied, prior to such funds being disbursed having occurred or having been satisfied, or waived by the applicable lender, but such funds have not in fact been disbursed to Existing Guarantor on or prior to the Offering Date;

(f) Lender’s receipt of reasonably satisfactory written evidence from Borrower that on the Transfer Date all insurance coverage required under Section 6.1 of the Loan Agreement continues to be in full force and effect notwithstanding the consummation of the Requested Actions;

(g) Lender’s receipt of satisfactory evidence of the filing of the documents evidencing the Conversion with the government office that processes, files and maintains records of such conversions in the State of Delaware and of certified copies of the properly filed Conversion documents;

(h) Lender’s receipt of satisfactory evidence that after consummation of the Requested Actions, (i) New Guarantor shall be the sole member of Borrower, (ii) OP Holdings is the sole general partner of New Guarantor, (iii) Existing Guarantor is the sole member of OP Holdings, and (iv) no one Person or group of affiliated Persons will own more than forty-nine percent (49%) of the shares of stock of Existing Guarantor or, except Existing Guarantor, more than forty-nine percent (49%) of the ownership interests in New Guarantor;

(i) Execution and delivery to Lender of an original non-consolidation opinion issued by Richards, Layton & Finger, P.A. in the form attached hereto;

(j) Execution and delivery to Lender of enforceability and authority opinion as to Borrower and each Guarantor issued by Latham & Watkins LLP or local counsel, as applicable in a form reasonably acceptable to Lender;

(k) Delivery to Lender of the executed agreed upon forms of endorsements to the Lender’s existing loan title policies and/or title searches (only title searches will be delivered to Lender for the properties located in New York) in the forms that were delivered to and approved by Lender;

(l) No Event of Default shall have occurred and be continuing; and

(m) Each of Borrower and each Guarantor shall deliver or cause to be delivered to Lender an officer’s certificate and an omnibus guarantor’s certificate in forms reasonably acceptable to Lender certifying to Lender that the Requested Actions have been consummated and that all of the foregoing conditions precedent have been satisfied, which certificate shall include certificates of good standing for Borrower and each Guarantor and all parties signing on behalf of such entities for each State dated no more than 30 days prior to the Offering Date.

4. Transfer Taxes. Without limiting anything set forth in the Loan Documents, Borrower shall pay any transfer tax now or hereafter due and payable in connection with the Requested Actions for which Borrower is directly liable. To the extent that Borrower fails to pay such transfer taxes, Guarantor shall pay such taxes within fifteen (15) days of notice from Lender that such tax has not been timely paid.

5. Breach of this Agreement. If (i) any representation or warranty in this Agreement shall have been false or misleading in any material respect when made and such inaccuracy is not cured within 30 days (except for any intentional misrepresentation which shall not be subject to any cure period), or (ii) there shall be a default by Borrower or by any Guarantor of a covenant in this Agreement, at Lender’s option, an Event of Default shall exist.

6. Intentionally Deleted.

7. Amendments to Loan Documents. Borrower, each Guarantor and Lender agree (or to the extent they are not a party thereto, acknowledge) that the Loan Documents are hereby amended as of the Offering Date as follows:

(a) The following definitions are added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“Consent Agreement” shall mean that certain Consent and Acknowledgment Agreement dated as of                         , 2012, by and among Lender, Borrower, Existing Guarantor, and New Guarantor.”

(b) The Borrower organizational chart attached to the Loan Agreement as Schedule III is hereby replaced and substituted with the Borrower organizational chart attached hereto as Schedule 4.

(c) The definition of “Guarantor” as set forth in Sections 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in its place:

“Guarantor” shall mean jointly and severally Spirit Realty Capital, Inc., a Maryland corporation and Spirit Realty, L.P., a Delaware limited partnership and any other entity guaranteeing any payment or performance obligation of Borrower and executing and delivering the Guaranty or any guaranty of the Loan.”

(d) The following is hereby added as Section 5.2.10(f) of the Loan Agreement:

“Notwithstanding any provision in any Loan Document, the following transfers shall constitute permitted transfers (subject only to any conditions set forth below) and shall not require Lender’s consent or the payment of a transfer fee of any kind in connection therewith:

(1) the issuance, Sale or Pledge (each, a “REIT Share Transfer”) of any shares of common stock (the “REIT Shares”) in Spirit Realty Capital, Inc. (f/k/a Spirit Finance Corporation) a Maryland corporation (the “REIT”) (other than a Pledge to secure corporate or other debt of the REIT, the OP (as hereinafter defined), Spirit Holdings (as hereinafter defined) or Borrower) so long as (A) at the time of the REIT Share Transfer, the REIT Shares are listed on the New York Stock Exchange or any other nationally recognized stock exchange (any such stock exchange, a “Recognized Stock Exchange”), or, after written notice to Lender, such REIT Shares are traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations and registered with the Securities and Exchange Commission, and (B) the REIT Share Transfer does not result in or cause a Change of Control;

(2) the issuance, Sale or Pledge (each an “OP Transfer”), of any limited partnership interests (the “OP Interests “) in Spirit Realty, L.P. a Delaware limited partnership (the “OP”) (other than a Pledge to secure corporate or other debt of the REIT, the OP, Spirit Holdings or Borrower), so long as (A) at the time of the OP Transfer, the REIT Shares are listed on a Recognized Stock Exchange, or, after written notice to Lender, such REIT Shares are traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations and registered with the Securities and Exchange Commission, and (B) the OP Transfer does not result in or cause a Change of Control; and

(3) the issuance, Sale or Pledge (each a “Preferred Share Transfer”), of any shares of Permitted Preferred Stock (the “Preferred Shares”) in the REIT (other than a Pledge to secure corporate or other debt of the REIT, the OP, Spirit Holdings or

Borrower) so long (A) at the time of the Preferred Share Transfer, the REIT Shares are listed on a Recognized Stock Exchange, or, after written notice to Lender, such REIT Shares are traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations and registered with the Securities and Exchange Commission, and (B) the Preferred Share Transfer does not result in or cause a Change of Control.

For purposes of clause (3) hereof, the term “Permitted Preferred Stock” means (i) the non-voting preferred stock in the REIT issued and outstanding solely to maintain its status as a real estate investment trust, and (ii) other preferred stock in the REIT so long as the terms upon which such preferred stock were issued do not grant the holders thereof any voting rights, other than the right to vote for two members of the Board of Directors (which will not constitute a majority or control of the Board of Directors or the REIT) of the REIT in the event of a failure in the payment of dividends on the preferred stock for 6 consecutive quarters or if the REIT fails to timely and fully redeem such preferred stock.

For purposes of this Section 5.2.10, a “Change of Control” shall occur when: (i) the OP is no longer the sole member of Borrower, (ii) Spirit General OP Holdings, LLC, a Delaware limited liability company (“Spirit Holdings”) is no longer the sole general partner of the OP, (iii) the REIT’s direct interest in the OP and/or its indirect interest in Borrower falls below 51%, (iv) the REIT and OP are no longer the guarantors/indemnitors of the Loan, (v) one Person or group of affiliated Persons (other than the REIT, which owns more than 49% of the OP Interests on the Offering Date (as such term is defined in the Consent Agreement) acquires more than 49% of the REIT Shares or the OP Interests in one or a series of transactions, (vi) the individuals comprising the Board of Directors of the REIT, as the same exists for the twelve (12) month period immediately prior to the REIT Share Transfer, fail to represent a majority of the Board of Directors of the REIT as of the date of completion of the REIT Share Transfer and for a period of six (6) months following the REIT Share Transfer, subject to the terms of the last sentence of this paragraph, or (vii) if the REIT enters into a merger, consolidation or other business combination, or a sale of all or substantially all of the REIT’s assets and/or ownership interests which results in the REIT or the OP not being the surviving entity or Borrower otherwise no longer being controlled by the REIT, or (viii) there is any other change of Control of Borrower, Guarantor, any Principal or the Property, which is not otherwise permitted by the terms of the Loan Documents or this Agreement. For purposes of determining the occurrence of (vi) above, the following shall be expressly excluded: any change in directors resulting from (w) the death or incapacity of any director and/or (x) the resignation or removal of or refusing to stand or failure to be re-nominated for reelection of the Board of any director for reasons unrelated to a REIT Share Transfer, provided any replacement director has been approved by a vote of at least a majority (or such higher percentage as may be required by the governing documents of the REIT) of the board of directors of the REIT then in office.

In addition to the occurrence of any of the foregoing events causing a “Change of Control,” the occurrence of any of the foregoing events, without first having obtained the prior written consent of Lender, shall also constitute an Event of Default under Section 8.1(a)(iv) of the Loan Agreement and an event for which Borrower shall be personally liable for the entire Debt under Section 9.4(c) of the Loan Agreement and Guarantor shall be personally liable for the entire Debt under the terms of the Guaranty.

None of a REIT Share Transfer, a Preferred Share Transfer or an OP Transfer shall relieve Borrower or Guarantor of any of their respective obligations and liabilities under this Agreement or any of the other Loan Documents or under Article 5 of the Loan Agreement.

(e) Sections 5.2.10(c)(iv), c(v), c(vi) and c(vii) and Section 5.2.10(e) of the Loan Agreement are hereby deleted.

(f) Section 9.4(c)(iii) of the Loan Agreement is hereby amended as follows:

“(iii) in the event of a Transfer other than as expressly permitted pursuant to Section 5.2.10(c) or 5.2.10(f) hereof;”.

(g) Section 10.6 of the Loan Agreement is hereby amended to delete the addresses for the Lender and the Borrower and to insert in their respective places the following:

If to Lender:

U.S. Bank National Association, as Trustee

c/o Wells Fargo Bank, N.A.,

Wells Fargo Commercial Mortgage Servicing,

MAC D 1086-120,

550 S. Tryon Street, 14th Floor,

Charlotte, NC 28202

Re: WBCMT 2007-C33, Loan No. 069000011

Facsimile No.: [                        ]

With a copy to:

LNR Partners, LLC

1601 Washington Avenue

Miami Beach, Florida 33139

Attn: Director of Servicing

Re: WBCMT 2007-C33, Loan No. 069000011

Facsimile No.: [                        ]

If to Borrower:

Spirit SPE Portfolio 2007-2, LLC

14631 N. Scottsdale Road, #200

Scottsdale, Arizona 85254

Attn: Joni Barrett

Telephone: (480) 315-6592

E-mail: jbarrett@spiritfinance.com

With a copy to:

Latham Watkins LLP

233 S. Wacker Drive, Suite 5800

Chicago, Illinois 60606

Attn: Robert Buday, Esq.

Telephone: (312) 777-7050

8. Borrower Confirmation of Loan Documents. Neither the consummation of the Requested Actions nor anything contained herein shall limit, impair, terminate or revoke the obligations of Borrower under the Loan Documents, and such obligations shall continue in full force and effect in accordance with the respective terms and provisions of the Loan Documents, as modified hereby. Borrower hereby ratifies and agrees to pay when due all sums due or to become due or owing under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents and shall hereafter faithfully perform all of its obligations under and be bound by all of the provisions of the Loan Documents, as modified hereby, and hereby ratifies and reaffirms all of its obligations and liabilities under the Note, the Security Instrument, the Loan Agreement and the other Loan Documents, as modified hereby.

9. Guaranty and Environmental Indemnity.

(a) Confirmation of Existing Guarantor. Neither the consummation of the Requested Actions nor anything contained herein shall limit, impair, terminate or revoke the obligations of Existing Guarantor under the Guaranty or under the Environmental Indemnity. The Guaranty and the Environmental Indemnity shall continue in full force and effect in accordance with the terms and provisions of the Guaranty and the Environmental Indemnity. Existing Guarantor hereby ratifies and reaffirms all of its obligations and liabilities under the Guaranty and the Environmental Indemnity. The Guaranty and the Environmental Indemnity constitute the valid, legally binding obligation of Existing Guarantor, enforceable against Existing Guarantor in accordance with their respective terms. By Existing Guarantor’s execution hereof, Existing Guarantor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Existing Guarantor has asserted, or might assert, against any of Lender Parties (as hereinafter defined) which in any way relate to or arise out of the Guaranty or the Environmental Indemnity or any of the other Loan Documents.

(b) Assumption by New Guarantor of Guaranty and Environmental Indemnity. On the Offering Date, New Guarantor assumes on a joint and several basis with Existing Guarantor and agrees to be liable and responsible for and bound by all of Existing Guarantor’s obligations, agreements and liabilities, including but not limited to the jury waiver and other waivers set forth therein, under the Guaranty, as amended by the terms hereof, and the Environmental Indemnity as fully and completely as if New Guarantor had originally executed and delivered such Guaranty, as amended by the terms hereof, and the Environmental Indemnity, as an Indemnitor thereunder. New Guarantor further agrees to pay, perform and discharge each and every obligation of payment and performance of any guarantor under, pursuant to and as set forth in the Guaranty, as amended by the terms hereof, and the Environmental Indemnity at the time, in the manner and otherwise in all respects as therein provided. For the avoidance of doubt, and without limitation, such assumption and agreement of New Guarantor is not limited to obligations, agreements and liabilities arising after the date of this Agreement but relates to and includes all obligations, agreements and liabilities of “Guarantor” under or in connection with the Guaranty, as amended by the terms hereof, and the Environmental Indemnity without regard to the time period with respect to which the same arose or may hereafter arise, whether prior to, on or as of, or after the date of this Agreement. New Guarantor’s assumption of the Guaranty, as amended by the terms hereof, and the Environmental Indemnity on a joint and several basis with Existing Guarantor set forth herein (i) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets arising prior to the date of this Agreement, and (ii) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity other than any written agreement, condition, statement or representation of Lender executed concurrently herewith or after the date hereof. Without limiting the generality of the foregoing assumption of the Guaranty by New Guarantor on a joint and several basis with Existing Guarantor, New Guarantor, on the Offering Date, specifically ratifies, reaffirms and confirms the obligations, warranties and representations of “Guarantor” as set forth in the Guaranty, as amended by the terms hereof, and as an “Indemnitor” as set forth is the Environmental Indemnity.

10. Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of the other documents required to be executed in connection herewith do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents. Borrower agrees that the lien and security interests created by the Security Instrument continue to be in full force and effect, unaffected and unimpaired by this Agreement and that said liens and security interests shall so continue in their perfection and priority until the Indebtedness secured by the Loan Documents is fully discharged.

11. Release and Covenant Not to Sue. Each of Borrower, Existing Guarantor and New Guarantor on behalf of itself and its affiliates, heirs, successors and assigns (collectively, “Releasing Parties”), hereby releases and forever discharges Lender, any trustee of the Loan, any servicer of the Loan, each of their respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which any Releasing Party now has by reason of any cause, matter, or thing through and including the date hereof relating in any manner whatsoever to matters arising out of: (a) the Loan, including, without limitation, its funding, administration and servicing; (b) the Loan Documents; (c) the Property; (d) any reserve and/or escrow balances held by Lender or any servicers of the Loan; or (e) the Requested Actions. Each of Borrower, Existing Guarantor and New Guarantor, on behalf of itself and its affiliates, heirs, successors and assigns, covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.

12. Indemnity. Borrower and each Guarantor, jointly and severally, agree to reimburse, defend, indemnify and hold Lender Parties harmless from and against any and all liabilities, claims, damages, penalties, reasonable expenditures, losses or charges (including, but not limited to, all reasonable legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any fraudulent conduct of Borrower, Existing Guarantor or New Guarantor in connection with this Agreement or of any breach of any of the representations or warranties made in Section 2(d) or 2(k) hereof in any material respect.

13. Costs and Expenses. The following fees, costs and expenses charged or incurred by Lender as a result of the Loan to Borrower in connection with the Requested Actions, this Agreement and the actions contemplated hereunder shall be the obligations of Borrower and paid by Borrower on or prior to the consummation of the Requested Actions (except as otherwise provided herein): (i) reasonable attorney’s fees incurred by Lender’s counsel or Servicer’s counsel; (ii) any mortgage, intangible and like taxes which may be due and payable on account of the Loan; (iii) any title search fees and premiums for title endorsements required by Lender; (iv) all out of pocket costs and expenses incurred by Lender or Servicer, including but not limited to, Lender’s administration fees; (v) a fee in the amount of one percent (1.0%) of the outstanding principal balance of the Note, half of which was paid to Lender by Borrower prior to the date hereof and the remainder of which shall be paid by Borrower on or before the consummation of the Requested Actions); and (vi) rating agency fees and expenses, if applicable (collectively, the “Costs and Expenses”). The effectiveness of this Agreement is subject to and conditioned upon payment by Borrower of the foregoing fees, costs and expenses. If this Agreement becomes null and void, pursuant to Section 3 above, or otherwise, Borrower shall pay the amounts set forth in subsections (i), (ii), (iii), (iv), and (vi), but shall not have any obligation to pay the remaining half of the amount set forth in subsection (v) above. To the extent that Borrower fails to satisfy any obligation under this Section 13, Guarantor shall be liable for any and all Costs and Expenses.

14. Notices. With respect to all notices or other written communications hereunder, such notice or written communication shall be given, and shall be deemed effective, pursuant to Section 10.6 of the Loan Agreement, as amended by this Agreement.

15. Loan Documents. This Agreement and all other documents executed in connection herewith shall each constitute a Loan Document for all purposes under the Note, the Security Instrument, the Loan Agreement and the other Loan Documents. All references in each of the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended by this Agreement and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time. All references in each of the Loan Documents to the Loan Documents or to any particular Loan Document shall be deemed to be a reference to such Loan Documents as amended by this Agreement, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time. All references in the Loan Documents to a particular section of a Loan Document shall be deemed to be a reference to the particular section of such Loan Document as amended by this Agreement, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

16. No Other Amendments. Except as expressly amended hereby, each Original Loan Document shall remain in full force and effect in accordance with its terms and provisions, without any waiver, amendment or modification of any provision thereof.

17. No Further Modifications. This Agreement may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.

18. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19. Successors and Assigns. This Agreement is binding on, and shall inure to the benefit of the parties hereto, their administrators, executors, and successors and assigns; provided, however, that each of Borrower and each Guarantor may only assign its rights hereunder to the extent permitted in the Loan Documents.

20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions of said state.

21. Entire Agreement. This Agreement constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements and understandings with respect to the matters set forth herein.

22. Counterparts. This Agreement may be signed in any number of counterparts by the parties hereto, all of which taken together shall constitute one and the same instrument.

23. WAIVER OF TRIAL BY JURY. BORROWER, GUARANTOR, AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, GUARANTOR, AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND GUARANTOR.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

LENDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C33

By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney-in-fact

By:

Name:

Title:

BORROWER:
SPIRIT SPE PORTFOLIO 2007-2, LLC, a Delaware limited liability company

By:

Name:

Title:

EXISTING GUARANTOR:
SPIRIT REALTY CAPITAL, INC. (f/k/a Spirit Finance Corporation), a Maryland corporation

By:

Name:

Title:

NEW GUARANTOR:

SPIRIT REALTY, L.P., a Delaware limited partnership, successor by statutory conversion to Spirit Finance Acquisitions, LLC, a Delaware limited liability company

By:	Spirit General OP Holdings, LLC, a Delaware limited liability company, its general partner

By:

Name:

Title: